Exhibit 6(f)
                                                  (Adizes)
                     STOCK OPTION AGREEMENT


     THIS AGREEMENT, dated as of June 13, 1997 is made by and between Video Services Corporation ("Video"), Louis H. Siracusano ("LS"), Arnold P. Ferolito ("AF") and Donald H. Buck ("DB") (each, of LS, AF and DB, a "Stockholder" and collectively, the "Stockholders") and Adizes Institute, Inc. (the "Optionee").

     WHEREAS, Video (an entity in which the Stockholders are the sole stockholders) is currently negotiating a Merger Agreement (the "Merger Agreement") with International Post Limited ("IPL") pursuant to which such corporations may be merged, with IPL as the survivor (the "Merger"), the survivor to be named "Video Services Corporation";

     WHEREAS, in the event that the Merger is consummated, shares of common stock, without par value, of Video ("Video Stock") shall be converted into the right to receive a number of shares of common stock, par value $.01 of IPL ("IPL Stock") as set forth in the Merger Agreement;

     WHEREAS, Video has previously entered into a letter agreement between the Optionee and Video dated January 29, 1992
(the "Letter Agreement"); and

     WHEREAS, the parties hereto desire to terminate the Letter Agreement and Video and the Stockholders desire to grant an option to Optionee to purchase shares of IPL, upon the terms and conditions set forth herein, and Optionee desires to accept such option;

     NOW, THEREFORE, Video, the Stockholders and Optionee agree as follows:

     Section 1.     Termination of Letter Agreement.

     The parties agree and acknowledge that the Letter Agreement is hereby terminated and canceled in all respects and is of no further force and effect. The Optionee represents, warrants, covenants and agrees that, except as set forth herein, the Optionee has no right or claim against or in respect of Video, its affiliates or the Stockholders.

     Section 2.     Grant of Option.

     Section 2.1    Grant; Grant Date

     Video hereby grants to the Optionee the right to purchase from Video an aggregate of 70,000 shares of IPL Stock, upon the terms and conditions set forth in this Agreement (the

"Option"). In the event that the Merger is consummated, then the Option contemplated herein shall automatically be deemed to be converted into an option granted by each Stockholder of the number of shares set forth below opposite the name of each such Stockholder (appropriately reduced to the extent, if any, to which the Option was previously exercised) and Video shall have no further obligation hereunder. Subject to the adjustments set forth in Section 2.2 below, in no event shall this Option be exercisable for more than 70,000 shares in the aggregate. The grant date of the Option evidenced hereby shall be the date of this Agreement. Optionee hereby accepts the Option, and agrees to be bound by all the terms and provisions of this Agreement.


                              Number of Shares
          Name                of IPL Stock
          ----                ----------------
          Louis H. Siracusano    34,104
          Arnold P. Ferolito     34,104
          Donald H. Buck         1,792

     Section 2.2    Adjustments in Option

     In the event that, after the Merger, the outstanding shares of IPL Stock subject to the Option are changed into or exchanged for a different number or kind of shares or securities of IPL, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares or similar event, the Stockholders shall make an appropriate and equitable adjustment in the number of shares that may be purchased upon exercise of such Option and the applicable purchase price. Any adjustment made by the Stockholders shall be final and binding upon Optionee and all other interested parties.

     Section 2.3    Option Terms

     The Option granted under this Agreement shall be subject to the following terms and conditions:

               (a) Price. The exercise price for the IPL Stock subject to the Option shall be as follows: (i) 30,000 shares at $.25 per share; (ii) 10,000 shares at $3.00 per share; (iii) 10,000 shares at $4.00 per share; (iv) 10,000 shares at $5.00 per share; and (v) 10,000 shares at $6.00 per share.

               (b) Term. The Option shall expire on the fifth anniversary of the date hereof.

               (c) Vesting. The Option is fully vested and shall become exercisable upon the date (the "Commencement Date") which is the earlier to occur of: (i) a date 300 days following the date hereof; or (ii) a date 187 days following the date of the consummation of the Merger.

               (d) Exercise. The Option may be exercised in whole or in part in accordance with the terms hereof at any time after the Commencement Date and prior to its expiration or termination, by providing written notice to Video, or in the event of the consummation of the Merger, to each Stockholder, and enclosing payment for the shares of IPL Stock with respect to which the Option is being exercised. Such payment shall be in cash. Partial exercise shall be for whole shares of IPL Stock only. Notation of any partial exercise shall be made on Schedule I hereto. Any exercise in respect of the option granted by the Stockholders shall be allocated among the Stockholders in the following ratios:


                              Percentage of Exercise
          Stockholder         Applied to his Shares
          -----------         ----------------------
          Louis H. Siracusano    48.720%
          Arnold P. Ferolito     48.720%
          Donald H. Buck         2.560%

               (e) Rights as a Stockholder. The Optionee will have no rights as a stockholder or otherwise with respect to any shares of IPL Stock covered by the Option until it has been exercised and any such shares are acquired as a result thereof.

     Section 2.4    Nontransferability

     The Option and the rights hereunder shall not be transferable other than by will or the applicable laws of descent and distribution, and no transfer so effected shall be effective to bind Video or the Stockholders unless Video and the Stockholders have been furnished with written notice thereof and such evidence as Video and the Stockholders may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

     Section 2.5    FCC Approval

     The parties to this Agreement understand, acknowledge and agree that any transfer of all or any part of the shares underlying the Option, or any change in the ownership of IPL, shall be subject to the requirements of the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission ("FCC") as may be in effect at the time of such transfer, and that before certain rights provided for in this Agreement are exercised, it may be necessary to obtain any approval of the FCC required under applicable law.

     Section 3.     Miscellaneous

     Section 3.1    Entire Agreement: Amendment

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

     Section 3.2    Governing Law

     The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

     Section 3.3    Successors

     This Agreement shall be binding upon and inure to the benefit of the permitted successors, assigns and heirs of the respective parties.

     Section 3.4    Notices

     All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

          To Optionee:

          Adizes Institute, Inc.
          Dr. Ichak Adizes
          820 Moraga Drive
          Bel Air
          Los Angeles, CA 90049

          To the Stockholders:

          Louis H. Siracusano
          13 Lexington Lane
          Montvale, New Jersey  07645

          Arnold P. Ferolito
          c/o Video Services Corporation
          240 Pegasus Avenue
          Northvale, New Jersey 07647

          Donald H. Buck
          2 Deerburn Court
          Florham Park, New Jersey  07932

          Video Services Corporation
          240 Pegasus Avenue
          Northvale, New Jersey  07647

          All notices to Video and to the Stockholders shall also be sent to:

          Gordon Altman Butowsky Weitzen Shalov & Wein
          114 West 47th Street
          New York, New York  10036-1510
          Attention:  Keith L. Schaitkin, Esq.
          Fax Number:  (212) 626-0799

     Section 3.5    Waiver

     The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     Section 3.6    Titles; Construction

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         /s/ Louis H. Siracusano
                         Louis H. Siracusano

                         /s/ Arnold P. Ferolito
                         Arnold P. Ferolito

                         /s/ Donald H. Buck
                         Donald H. Buck


                         Adizes Institute, Inc.
                         By: /s/ Ichak Adizes
                             Ichak Adizes
                         Its: President


                         Video Services Corporation
                         By: /s/ Louis H. Siracusano
                             Louis H. Siracusano
                         Its: President

                           SCHEDULE I

                Notations As to Partial Exercise



         Number of      Balance of
Date of  Purchased      Shares on      Authorized     Notation
Exercise Shares    Option         Signature      Date